"Exhibit C"

                              STANDSTILL AGREEMENT


                                  June 2, 1999


Alex Sandel
25136 Anza Drive
Valencia, CA 91355

Jason Barzilay
25136 Anza Drive
Valencia, CA 91355

Argoquest 7, LLC
25136 Anza Drive
Valencia, CA 91355


Gentlemen:

     In connection with your investment in Synthonics Technologies, Inc., (the "COMPANY") pursuant to that certain that certain Subscription Agreement, dated as of June 2, 1999 by and between the Company and you. (the "SUBSCRIPTION AGREEMENT") you agree as follows:

     1. For a period commencing on the date hereof and extending through the fifth anniversary of the date of this letter, you will not, nor will you permit any of your "AFFILIATES" or "ASSOCIATES" (as such terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")), directly or indirectly (except as provided in Paragraph 2 below), (i) except as a result of a stock split, stock dividend or similar recapitalization by the Company, directly or indirectly acquire, offer to acquire, or agree to acquire by purchase, individually or by joining a partnership, limited partnership, syndicate or other "GROUP" (as such term is used in Section 13(d)(3) of the Exchange Act, such term to have such meaning throughout this letter) (any such act, to "ACQUIRE"), any securities of the Company entitled to vote in the election of directors of the Company (collectively, "VOTING SECURITIES"), any securities directly or indirectly convertible into or exchangeable for Voting Securities, any direct or indirect


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          rights, warrants or options to acquire any Voting Securities or any right to vote any Voting Securities if, immediately after such acquisition, you and your affiliates and associates collectively would "BENEFICIALLY OWN" (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) in excess of 20% of the fully diluted voting power of the Company's outstanding Voting Securities; (ii) make, or in any way participate in, directly or indirectly, any "SOLICITATION" of "PROXIES" (as such terms are defined or used in Regulation 14A under the Exchange Act) or become a "PARTICIPANT" in any "ELECTION CONTEST" (as such terms are defined or used in Rule 14a-11 under the Exchange
          Act) with respect to the Company, or initiate, propose or otherwise solicit stockholders of Company for the approval of one or more stockholder proposals with respect to the Company or induce or attempt to include any other person to initiate any stockholder proposal;
          (iii) deposit any Voting Securities into a voting trust or subject them to any voting agreement or other agreement or arrangement with respect to the voting of such Voting Securities; (iv) otherwise act, directly or indirectly, alone or in concert with others, to seek to control the management, Board of Directors, policies or affairs of the Company, or solicit, propose, seek to effect or negotiate with any other person with respect to any form of business combination transaction with the Company or any affiliate thereof, or any restructuring, recapitalization or similar transaction with respect to the Company or any affiliate thereof, solicit, make or propose or encourage or negotiate with any other person with respect to, or announce an intent to make, any tender offer or exchange offer for any Voting Securities, or disclose an intent, purpose, plan or proposal with respect to the Company or any Voting Securities inconsistent with the provisions of this letter, including an intent, purpose, plan or proposal that is conditioned on or would require the Company to waive the benefit of or amend any provision of this letter, or assist, participate in, facilitate, encourage or solicit any effort or attempt by any person to do or seek to do any of the foregoing; or (v) encourage or render advice to or make any recommendation or proposal to any person, or directly or indirectly participate, aid and abet or otherwise induce any person, to engage in any of the actions prohibited by this paragraph 1 (including this clause (v)) or to engage in any actions inconsistent with such prohibitions, including the accumulation of voting securities with any intent or objective inconsistent with this paragraph 1.

     2. Notwithstanding the provisions of paragraph 1 above to the contrary, you and your affiliates and associates may purchase or otherwise acquire beneficial ownership of any Voting Securities if you and/or your affiliates or associates are specifically invited or permitted in writing to do so by the Board of Directors of the Company.


     3. Alex Sandel and Jason Barzilay hereby make the following representations: (i) Alex Sandel represents that as of the date hereof, he is the owner of 50% of the membership interests of Argoquest 7, LLC and (ii) Jason Barzilay represents that as of the date hereof he is the owner of 50% of the membership interests of Argoquest 7, LLC.



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     4.   For purposes of this letter, all calculations of the fully diluted outstanding Voting Securities shall assume the conversion or exchange of all outstanding securities convertible into or exchangeable for Voting Securities and the exercise of all outstanding rights, warrants and options to purchase Voting Securities regardless of whether such rights of conversion, exchange or purchase are then exercisable.

     5. This letter shall be governed and construed in accordance with the internal, substantive laws of the State of California without regard to conflict of laws principles. No failure or delay by the Company in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any such right, power or privilege. This letter shall be binding upon, and inure to the benefit of each of the parties hereto and their respective successors and assigns. In addition to all other rights and remedies which either party hereto may have hereunder, at law, in equity, by statute or otherwise, the prevailing party in any litigation to enforce the provisions of this letter shall be entitled to recover attorneys' fees and expenses and court costs. This letter may be modified only by an agreement in writing signed by all parties hereto. This letter constitutes the final agreement of the parties concerning the matters herein and supersedes all prior and contemporaneous agreements and understandings, whether oral or written, between them respecting the subject matter hereof. If any of the provisions of this letter are determined to be illegal, invalid or otherwise unenforceable, in whole or in part, they shall be deemed severable from, and shall in no way affect the validity or enforceability of, the remaining provisions of this letter.

     6. You hereby recognize, acknowledge and agree that the agreements and undertakings set forth herein relate to matters that are of a special, unique and extraordinary character which gives them a peculiar and special value impossible of replacement, and for the breach of which the non-breaching party cannot reasonably or adequately be compensated in damages, and that any breach by you of any of the terms or provisions hereof will cause the Company irreparable injury and harm. Therefore you hereby agree that, in addition to any and all rights and remedies which the Company may have at law, in equity, by statute or otherwise, the Company shall be entitled to injunctive or other equitable relief to prevent the continuing breach by you of each and all of the terms and provisions hereof or to otherwise secure the enforcement of each and all of the terms and provisions hereof.


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         Please acknowledge your agreement to the foregoing by countersigning this letter and the enclosed copy in the space provided below and returning the executed copy to us.

                                              Very truly yours,

                                              SYNTHONICS TECHNOLOGIES, INC.

                                                /s/ F. MICHAEL BUDD
                                              --------------------------

                                              By: F. MICHAEL BUDD
                                                 -----------------------
                                              Its: PRESIDENT
                                                  ----------------------


Received and consented to
the 2nd day of June, 1999


/s/ ALEX SANDEL
-----------------------------
Alex Sandel

/s/ JASON BARZILAY
-----------------------------
Jason Barzilay


ARGOQUEST 7, LLC

/s/ ALEX SANDEL
-----------------------------
By: Alex Sandel
Its: General Manager